Exhibit (n)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our report dated February 13, 2019 with respect to the financial statement of AIP Alternative Lending Fund A as of September 30, 2018 in Post-Effective Amendment No. 2 to the Registration Statement on Form N-2 (File No. 333-218889) of AIP Alternative Lending Fund A.

/s/ Ernst & Young, LLP

New York, NY

March 12, 2019